Exhibit - 23.1


                      CONSENT OF INDEPENDENT AUDITORS




We consent to the reference to our firm in the Registration Statement (Form S-8) pertaining to the Cincinnati Milacron 1994 Long-Term Incentive Plan of Cincinnati Milacron Inc. and to the incorporation by reference therein of our report dated February 28, 1994, with respect to the consolidated financial statements and schedules of Cincinnati Milacron Inc. included in its Annual Report (Form 10-K/A) for the year ended January 1, 1994, filed with the Securities and Exchange Commission.


                                   /s/ Ernst & Young LLP

                                   ERNST & YOUNG LLP



Cincinnati, Ohio
November 8, 1994